UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 27, 2011

S.Y. BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky (State or other jurisdiction of incorporation or organization)	1-13661 (Commission File Number)	61-1137529 (I.R.S. Employer Identification No.)

1040 East Main Street, Louisville, Kentucky, 40206
(Address of principal executive offices)

(502) 582-2571
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On April 27, 2011, the Company held its 2011 annual meeting of shareholders (the "Annual Meeting").  As of the record date there were 13,737,592 shares of Common Stock outstanding and entitled to one vote on each matter presented for vote at the Annual Meeting.  At the Annual Meeting, 11,207,178 or 81.6% of the outstanding common shares entitled to vote were represented in person or by proxy.  Those shares were voted as follows:

1.	Fixing the number of directors at thirteen:

For	11,099,200
Against	72,145
Abstain	35,833
Broker non-vote	0

2.	The following individuals were nominated in 2011 to serve until the next Annual Meeting of Shareholders in 2012. All nominees were elected. The results were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
David H. Brooks	8,351,432	176,876	2,678,870
James E. Carrico	8,295,303	233,005	2,678,870
Charles R. Edinger, III	8,299,811	228,497	2,678,870
David P. Heintzman	8,249,339	278,969	2,678,870
Carl G. Herde	8,387,536	140,772	2,678,870
James A. Hillebrand	8,316,434	211,874	2,678,870
Richard A. Lechleiter	8,400,067	128,241	2,678,870
Bruce P. Madison	8,353,508	174,800	2,678,870
Richard Northern	8,416,580	111,728	2,678,870
Nicholas X. Simon	8,439,336	88,972	2,678,870
Norman Tasman	8,352,492	175,816	2,678,870
Kathy C. Thompson	8,316,960	211,348	2,678,870

3.	Ratification of KPMG LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2011:

For	11,032,595
Against	134,403
Abstain	40,180
Broker non-vote	0

4.	Approving a non-binding resolution to approve the compensation of S.Y. Bancorp's named executive officers.

For	7,632,518
Against	405,709
Abstain	490,081
Broker non-vote	2,678,870

5.
Approving a non-binding resolution to select one year, as recommended by the Board of Directors, for the frequency of advisory votes approving the compensation of S.Y. Bancorp's named executive officers.

One year	6,599,302
Two years	107,001
Three years	1,039,011
Abstain	782,174
Broker non-vote	2,679,690

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 29, 2011	S.Y. BANCORP, INC.

	By:	/s/ Nancy B. Davis
Nancy B. Davis, Executive Vice President,
Treasurer and Chief Financial Officer